UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

Facility Agreement.

On June 17, 2009, we entered into a Facility Agreement (the “Facility Agreement”) with Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited (collectively, “Deerfield”), pursuant to which Deerfield agreed to provide us with a $100 million secured loan. The closing of the loan is expected to occur within 15 business days of the date of the Facility Agreement, and is subject to customary closing conditions. We have agreed to pay Deerfield Management Company, L.P., upon the closing, a transaction fee equal to 2.25% of the amount of the loan.

The loan matures on June 17, 2013. The outstanding principal amount of the loan accrues interest at a rate of 7.75% per annum, payable quarterly in arrears. The principal is required to repaid as follows: $10 million at the end of the first year, $20 million at the end of the second year, $30 million at the end of the third year and the remainder at maturity. At any time we may, at our option, prepay any or all of the outstanding principal at par and apply such prepayment amount to the scheduled repayments in forward chronological order. We may be required to make the scheduled repayments earlier in connection with certain equity issuances. In addition, we are required to make mandatory prepayments of the loan upon certain changes of control and in the event we issue equity securities (other than certain exempted issuances) at a price of less than $2.00 per share.

Our obligations under the Facility Agreement are secured, subject to customary permitted liens and certain agreed upon exceptions, by a first priority security interest in substantially all of our assets. To evidence this security interest, we entered into a Security Agreement, dated June 17, 2009, with Deerfield concurrent with the execution of the Facility Agreement.

The Facility Agreement contains customary representations, warranties and affirmative and negative covenants applicable to us, including, among other things, restrictions on liens, indebtedness, voluntary prepayments of indebtedness, distributions and certain financing transactions (other than collaborations, licensing and other strategic transactions). The Facility Agreement also contains customary events of default.

In accordance with the terms of the Facility Agreement, upon the closing we are required to issue Deerfield warrants to purchase shares of our common stock, and we have entered into a related registration rights agreement with Deerfield. The warrants and registration rights agreement are discussed below.

On or before the second anniversary of the date of the Facility Agreement, Deerfield may elect to provide us with an additional loan in a principal amount of up to $20 million under the same terms as the $100 million loan, with the additional loan also maturing on June 17, 2013. Deerfield may make this election only once during such two-year period. As discussed below, we will be required to issue Deerfield additional warrants in connection with the closing, if ever, of such additional loan.

Warrants.

Upon the closing of the $100 million loan, we will issue Deerfield warrants to purchase an aggregate of 28 million shares of our common stock at an exercise price of $5.42 per share (the “Initial Warrants”). For each additional $1 million Deerfield elects to loan us under the Facility Agreement (up to an aggregate of $20 million as described above), we will issue Deerfield additional warrants for 280,000 shares of our common stock with an exercise price of $5.42 per share (the “Additional Warrants” and, together with the Initial Warrants, the “Warrants”). The Warrants issued or issuable in connection with the Facility Agreement are exercisable until the maturity date of the credit facility on June 17, 2013 and contain certain limitations that prevent the holder of any Warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates to exceed 9.98% of the total number of shares of our common stock then issued and outstanding. The number of shares for which the Warrants are exercisable and the associated exercise prices are subject to certain adjustments as set forth in the Warrants. The holder has the right to net exercise any outstanding Warrants for shares of our common stock. In addition, upon certain changes in control of Arena, to the extent the Warrants are not assumed by the acquiring entity, the holder can elect to receive, subject to certain limitations and assumptions, a number of shares of our common stock or, in certain circumstances, cash equal to the Black-Scholes value of the outstanding Warrants. The maximum number of shares of our common stock that can be issued pursuant to the terms of the Warrants, assuming we issue the Additional Warrants, is 33.6 million shares.

Registration Rights Agreement.

In accordance with the terms of the Facility Agreement, we entered into a Registration Rights Agreement with Deerfield, dated June 17, 2009 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) on or prior to 30 days from the issuance of each of the Initial Warrants or the Additional Warrants.

The foregoing summaries of the Facility Agreement, the Security Agreement, the Warrants and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to these agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Piper Jaffray & Co. served as the private placement agent on this transaction, and we have agreed to pay them a fee based on the amount we receive from Deerfield.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02. We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, for the issuance of the Warrants and the shares of common stock issuable pursuant to such Warrants (the “Warrant Shares”). As part of executing the Facility Agreement and receiving the Warrants and the Warrant Shares, Deerfield represented to us that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by Deerfield were being acquired solely for its account for investment and not with a view to or for sale or distribution of the Warrants or Warrant Shares or any part thereof.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about the agreements with Deerfield and the expected funding and related actions thereunder. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, the risk that funding from Deerfield may not be completed when expected, or at all. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our other filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Facility Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

	10.2	Registration Rights Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

	10.3	Security Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

	10.4+	Form of Warrant to Purchase Common Stock of Arena

+	Confidential treatment has been requested for portions of this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009	Arena Pharmaceuticals, Inc.

	By:	/s/ Jack Lief
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Facility Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

10.2	Registration Rights Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

10.3	Security Agreement, dated June 17, 2009, between Arena and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., Deerfield International Limited, Deerfield Special Situations Fund, L.P., and Deerfield Special Situations Fund International Limited

10.4+	Form of Warrant to Purchase Common Stock of Arena

+	Confidential treatment has been requested for portions of this document.